Exhibit 4.9
U.S. GUARANTEE
          GUARANTEE dated as of November 17, 2006, by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “U.S. Guarantors” and individually, a “U.S. Guarantor”), in favor of the Administrative Agent for the benefit of the Secured Parties.
W I T N E S S E T H:
          WHEREAS, the Borrowers (as defined below) are party to the Credit Agreement, dated as of November 17, 2006 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among HCA Inc., a Delaware corporation (the “Company”), HCA UK Capital Limited, a limited liability company (company no. 04779021) formed under the laws of England and Wales (the “European Subsidiary Borrower” and together with the Company, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent, pursuant to which, among other things, the Lenders have severally agreed to make Loans to the Borrowers and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Company and the Restricted Subsidiaries (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein, and one or more Cash Management Banks or Hedge Banks may from time to time enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries;
          WHEREAS, each U.S. Guarantor (other than the Company) is a direct or indirect wholly-owned Domestic Subsidiary of the Company;
          WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable valuable transfers to the Guarantors in connection with the operation of their respective businesses;
          WHEREAS, each U.S. Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the U.S. Guarantors shall have executed and delivered this U.S. Guarantee to the Administrative Agent for the benefit of the Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries, the U.S.

Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
          1. Defined Terms.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this U.S. Guarantee shall refer to this U.S. Guarantee as a whole and not to any particular provision of this U.S. Guarantee, and Section references are to Sections of this U.S. Guarantee unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          2. Guarantee.
          (a) Subject to the provisions of Section 2(b), each of the U.S. Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (other than in the case of the Company, its direct Obligations with respect to Loans and other Extensions of Credit made directly to the Company).
          (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each U.S. Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount that can be guaranteed by such U.S. Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
          (c) Each U.S. Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such U.S. Guarantor under this U.S. Guarantee.
          (d) Each U.S. Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such U.S. Guarantor hereunder without impairing this U.S. Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.
          (e) No payment or payments made by any of the Borrowers, any of the U.S. Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the U.S. Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any U.S. Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such U.S. Guarantor in respect of the Obligations or payments received or collected from such U.S. Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such U.S. Guarantor hereunder until the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding or the Letters of Credit Outstanding have been Cash Collateralized.
          (f) Each U.S. Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this U.S. Guarantee for such purpose.
          3. Right of Contribution. Each U.S. Guarantor hereby agrees that to the extent that a U.S. Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such U.S. Guarantor shall be entitled to seek and receive contribution from and against any other U.S. Guarantor hereunder who has not paid its proportionate share of such payment. Each U.S. Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any U.S. Guarantor to the Administrative Agent and the other Secured Parties, and each U.S. Guarantor shall remain liable to the Administrative Agent and the other Secured up to the maximum liability of such U.S. Guarantor hereunder.
          4. Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by law, each U.S. Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default, without notice to such U.S. Guarantor or any other U.S. Guarantor, any such notice being expressly waived by each U.S. Guarantor, upon any amount becoming due and payable by such U.S. Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such U.S. Guarantor. Each Secured Party shall notify such U.S. Guarantor promptly of any such set-off and the appropriation and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.
          5. No Subrogation. Notwithstanding any payment or payments made by any of the U.S. Guarantors hereunder or any set-off or appropriation and application of funds of any of the U.S. Guarantors by the Administrative Agent or any other Secured Party, no U.S. Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such U.S. Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agent or any other Secured Party against any of the Borrowers or any other U.S. Guarantor or any collateral security or guarantee or right of offset held by the Administrative

Agent or any other Secured Party for the payment of any of the Obligations, nor shall any U.S. Guarantor seek or be entitled to seek any contribution or reimbursement from any of the Borrowers or any other U.S. Guarantor or other guarantor in respect of payments made by such U.S. Guarantor hereunder until all amounts owing to the Administrative Agent and the other Secured Parties on account of the Obligations under the Credit Documents are paid in full, the Commitments are terminated and no Letters of Credit shall be outstanding or the Letters of Credit Outstanding have been Cash Collateralized. If any amount shall be paid to any U.S. Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held by such U.S. Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such U.S. Guarantor, and shall, forthwith upon receipt by such U.S. Guarantor, be turned over to the Administrative Agent in the exact form received by such U.S. Guarantor (duly indorsed by such U.S. Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.
          6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each U.S. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any U.S. Guarantor and without notice to or further assent by any U.S. Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Cash Management Agreements and Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Cash Management Agreement or Secured Hedge Agreement, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of any of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this U.S. Guarantee or any property subject thereto. When making any demand hereunder against any U.S. Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any U.S. Guarantor or any other person, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from any Borrower or any U.S. Guarantor or any other person or any release of any Borrower or any U.S. Guarantor or any other person shall not relieve any U.S. Guarantor in respect of which a demand or collection is not made or any U.S. Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any U.S. Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

          7. Guarantee Absolute and Unconditional.
          (a) Each U.S. Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this U.S. Guarantee or acceptance of this U.S. Guarantee. All Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this U.S. Guarantee, and all dealings between any Borrower and any of the U.S. Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this U.S. Guarantee. To the fullest extent permitted by applicable law, each U.S. Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrowers or any of the U.S. Guarantors with respect to the Obligations. Each U.S. Guarantor understands and agrees that this U.S. Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Credit Document, any Letter of Credit, any Secured Cash Management Agreement or Secured Hedge Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any Borrower against the Administrative Agent or any other Secured Party or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such U.S. Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such U.S. Guarantor under this U.S. Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any U.S. Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such U.S. Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against such U.S. Guarantor.
          (b) This U.S. Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each U.S. Guarantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, the Commitments thereunder shall be terminated and no Letters of Credit thereunder shall be outstanding (except to the extent that the Letters of Credit have been Cash Collateralized), notwithstanding that from time to time during the term of the Credit Agreement and any Secured Cash Management Agreement or Secured Hedge Agreement the Credit Parties may be free from any Obligations.
          (c) A U.S. Guarantor shall automatically be released from its obligations hereunder and the U.S. Guarantee of such U.S. Guarantor shall be automatically released under the circumstances described in Section 14.1 of the Credit Agreement.
          8. Reinstatement. This U.S. Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the U.S. Borrower or any U.S. Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any U.S. Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          9. Payments. Each U.S. Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars (based on the Dollar Equivalent amount of such Obligations on the date of payment) at the Administrative Agent’s Office. Each U.S. Guarantor agrees that the provisions of Sections 5.4 and 14.19 of the Credit Agreement shall apply to such U.S. Guarantor’s obligations under this U.S. Guarantee.
          10. Representations and Warranties; Covenants.
          (a) Each U.S. Guarantor hereby represents and warrants that the representations and warranties set forth in Section 8 of the Credit Agreement are true and correct in all material respects as they relate to such Guarantor and in the other Credit Documents to which such U.S. Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date), and the Administrative Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.
          (b) Each U.S. Guarantor hereby covenants and agrees with the Administrative Agent and each other Secured Party that, from and after the date of this U.S. Guarantee until the Obligations are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding or the Letters of Credit Outstanding have been Cash Collateralized, such U.S. Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 9 or Section 10 of the Credit Agreement and so that no Default or Event of Default, is caused by any act or failure to act of such U.S. Guarantor or any of its Subsidiaries.
          11. Authority of the Administrative Agent.
          (a) The Administrative Agent enters into this U.S. Guarantee in its capacity as agent for the Secured Parties from time to time. The rights and obligations of the Administrative

Agent under this U.S. Guarantee at any time are the rights and obligations of the Secured Parties at that time. Each of the Secured Parties has (subject to the terms of the Credit Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Credit Documents. The rights, remedies and discretions of the Secured Parties, or any of them, under this U.S. Guarantee may be exercised by the Administrative Agent. No party to this U.S. Guarantee is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent’s authority as agent for the Secured Parties.
          (b) Each party to this U.S. Guarantee acknowledges and agrees that any changes (in accordance with the provisions of the Credit Documents) in the identity of the persons from time to time comprising the Secured Parties gives rise to an equivalent change in the Secured Parties, without any further act. Upon such an occurrence, the persons then comprising the Secured Parties are vested with the rights, remedies and discretions and assume the obligations of the Secured Parties under this U.S. Guarantee. Each party to this U.S. Guarantee irrevocably authorizes the Administrative Agent to give effect to the change in Lenders contemplated in this Section 11(b) by countersigning an Assignment and Acceptance.
          12. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to any U.S. Guarantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement.
          13. Counterparts. This U.S. Guarantee may be executed by one or more of the parties to this U.S. Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this U.S. Guarantee signed by all the parties shall be lodged with the Administrative Agent and the Company.
          14. Severability. Any provision of this U.S. Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          15. Integration. This U.S. Guarantee together with the other Credit Documents represent the agreement of each U.S. Guarantor and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
          16. Amendments in Writing; No Waiver; Cumulative Remedies.

          (a) None of the terms or provisions of this U.S. Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.1 of the Credit Agreement.
          (b) Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Secured Party would otherwise have on any future occasion.
          (c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          17. Section Headings. The Section headings used in this U.S. Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          18. Successors and Assigns. This U.S. Guarantee shall be binding upon the successors and assigns of each U.S. Guarantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns except that no U.S. Guarantor may assign, transfer or delegate any of its rights or obligations under this U.S. Guarantee without the prior written consent of the Administrative Agent.
          19. Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this U.S. Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a U.S. Guarantor, with the same force and effect as if originally named as a U.S. Guarantor herein, for all purposes of this U.S. Guarantee, upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional U.S. Guarantor as a party to this U.S. Guarantee shall not require the consent of any other U.S. Guarantor hereunder. The rights and obligations of each U.S. Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new U.S. Guarantor as a party to this U.S. Guarantee.
          20. WAIVER OF JURY TRIAL. EACH U.S. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS U.S. GUARANTEE, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          21. Submission to Jurisdiction; Waivers; Service of Process. Each U.S. Guarantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this U.S. Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such U.S. Guarantor in care of the Company at the Company’s address set forth in the Credit Agreement, and such Person hereby irrevocably authorizes and directs the Company to accept such service on its behalf;
     (d) agrees that nothing herein shall affect the right of the Administrative Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any other Secured Party to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special, exemplary, punitive or consequential damages.
          22. GOVERNING LAW. THIS U.S. GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature pages follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this U.S. Guarantee to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

HCA INC., as Guarantor

By:	/s/ David G. Anderson

Name: David G. Anderson
Title: Senior Vice President — Finance and Treasurer
[SIGNATURE PAGE TO GUARANTEE]

EACH OF THE GUARANTORS LISTED ON SCHEDULE A HERETO,
as U.S. Guarantor

By:	/s/ David G. Anderson

Name: David G. Anderson
Title:
[SIGNATURE PAGE TO GUARANTEE]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ John A. Fulton

Name: John A. Fulton
Title: Vice President
[SIGNATURE PAGE TO GUARANTEE]

Schedule A
BAY HOSPITAL, INC.
BRIGHAM CITY COMMUNITY HOSPITAL, INC.
CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC
CENTRAL FLORIDA REGIONAL HOSPITAL, INC.
CENTRAL TENNESSEE HOSPITAL CORPORATION
CHCA BAYSHORE, L.P.
CHCA CONROE, L.P.
CHCA EAST HOUSTON, L.P.
CHCA MAINLAND, L.P.
CHCA WEST HOUSTON, L.P.
CHCA WOMAN’S HOSPITAL, L.P.
CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.
COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.
COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.
COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.
COLUMBIA OGDEN MEDICAL CENTER, INC.
COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, LP
COLUMBIA POLK GENERAL HOSPITAL, INC.
COLUMBIA RIO GRANDE HEALTHCARE, L.P.
COLUMBIA VALLEY HEALTHCARE SYSTEM, L.P.
COLUMBIA/ALLEGHANY REGIONAL HOSPITAL INCORPORATED
COLUMBIA/HCA JOHN RANDOLPH, INC.
DAUTERIVE HOSPITAL CORPORATION
EASTERN IDAHO HEALTH SERVICES, INC.
EDMOND REGIONAL MEDICAL CENTER, LLC
EDWARD WHITE HOSPITAL, INC.
FAIRVIEW PARK GP, LLC
FRANKFORT HOSPITAL, INC.
GOOD SAMARITAN HOSPITAL, L.P.
GPCH-GP, INC.
GRAND STRAND REGIONAL MEDICAL CENTER, LLC
GREENVIEW HOSPITAL, INC.
HAMILTON MEDICAL CENTER, INC.
HCA HEALTH SERVICES OF FLORIDA, INC.
HCA HEALTH SERVICES OF TENNESSEE, INC.
HCA HEALTH SERVICES OF VIRGINIA, INC.
HENDERSONVILLE HOSPITAL CORPORATION
HOSPITAL CORPORATION OF UTAH
HTI MEMORIAL HOSPITAL CORPORATION
JFK MEDICAL CENTER LIMITED PARTNERSHIP
KPH-CONSOLIDATION, INC.
LAKEVIEW MEDICAL CENTER, LLC

LARGO MEDICAL CENTER, INC.
LAWNWOOD MEDICAL CENTER, INC.
LEWIS-GALE MEDICAL CENTER, LLC
LOS ROBLES REGIONAL MEDICAL CENTER
MARION COMMUNITY HOSPITAL, INC.
MEMORIAL HEALTHCARE GROUP, INC.
MIDWEST DIVISION — ACH, LLC
MIDWEST DIVISION — LRHC, LLC
MIDWEST DIVISION — LSH, LLC
MIDWEST DIVISION — MCI, LLC
MIDWEST DIVISION — MMC, LLC
MIDWEST DIVISION — RBH, LLC
MIDWEST DIVISION — RMC, LLC
MONTGOMERY REGIONAL HOSPITAL, INC.
MOUNTAIN VIEW HOSPITAL, INC.
NEW PORT RICHEY HOSPITAL, INC.
NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.
NORTHERN UTAH HEALTHCARE CORPORATION
NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC
NORTHLAKE MEDICAL CENTER, LLC
OKALOOSA HOSPITAL, INC.
OKEECHOBEE HOSPITAL, INC.
PALMS WEST HOSPITAL LIMITED PARTNERSHIP
PALMYRA PARK HOSPITAL, INC.
PLANTATION GENERAL HOSPITAL, L.P.
PULASKI COMMUNITY HOSPITAL, INC.
REDMOND PARK HOSPITAL, LLC
RESTON HOSPITAL CENTER, LLC
RETREAT HOSPITAL, INC.
RIVERSIDE HEALTHCARE SYSTEM, L.P.
SAN JOSE HEALTHCARE SYSTEM, LP
SARASOTA DOCTORS HOSPITAL, INC.
SOUTHERN HILLS MEDICAL CENTER, LLC
SPRING BRANCH MEDICAL CENTER, INC.
SUN CITY HOSPITAL, INC.
SUNRISE MOUNTAINVIEW HOSPITAL, INC.
TALLAHASSEE MEDICAL CENTER, INC.
TCMC MADISON-PORTLAND, INC.
TERRE HAUTE REGIONAL HOSPITAL, L.P.
TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.
TRIDENT MEDICAL CENTER, LLC
WALTERBORO COMMUNITY HOSPITAL, INC.
WESLEY MEDICAL CENTER, LLC
WEST FLORIDA REGIONAL MEDICAL CENTER, INC.
WEST VALLEY MEDICAL CENTER, INC.
SPOTSYLVANIA MEDICAL CENTER, INC.
COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC
MEDICAL CENTERS OF OKLAHOMA, LLC
GALEN PROPERTY, LLC
OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC

CAPITAL DIVISION, INC.
CENTRAL SHARED SERVICES, LLC
COLUMBIA ASC MANAGEMENT, L.P.
COLUMBIA LAGRANGE HOSPITAL, INC.
DALLAS/FT. WORTH PHYSICIAN, LLC
EL PASO SURGICENTER, INC.
GREEN OAKS HOSPITAL SUBSIDIARY, L.P.
HCA HEALTH SERVICES OF OKLAHOMA, INC.
HCA MANAGEMENT SERVICES, L.P.
HEALTH MIDWEST OFFICE FACILITIES CORPORATION
HEALTH MIDWEST VENTURES GROUP, INC.
HOSPITAL CORPORATION OF TENNESSEE
HOSPITAL DEVELOPMENT PROPERTIES, INC.
HSS SYSTEMS, LLC
HSS VIRGINIA, L.P.
INTEGRATED REGIONAL LABORATORIES, LLP
LAS VEGAS SURGICARE, INC.
LEWIS-GALE PHYSICIANS, LLC
MARIETTA SURGICAL CENTER, INC.
MEDICAL OFFICE BUILDINGS OF KANSAS, LLC
MIDWEST DIVISION — OPRMC, LLC
MIDWEST DIVISION — RPC, LLC
NASHVILLE SHARED SERVICES GENERAL PARTNERSHIP
NATIONAL PATIENT ACCOUNT SERVICES, INC.
NORTH FLORIDA IMMEDIATE CARE CENTER, INC.
REDMOND PHYSICIAN PRACTICE VIII, LLC
RIVERSIDE HOSPITAL, INC.
SAN JOSE HOSPITAL, L.P.
SPRING HILL HOSPITAL, INC.
ST. MARK’S LONE PEAK HOSPITAL, INC.
SURGICARE OF BRANDON, INC.
SURGICARE OF FLORIDA, INC.
SURGICARE OF HOUSTON WOMEN’S, INC.
SURGICARE OF MANATEE, INC.
SURGICARE OF NEWPORT RICHEY, INC.
SURGICARE OF PALMS WEST, LLC
TERRE HAUTE MOB, L.P.
VIRGINIA PSYCHIATRIC COMPANY, INC.
WOMEN’S AND CHILDREN’S HOSPITAL, INC.
HCA HEALTH SERVICES OF LOUISIANA, INC.
BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.
CMS GP, LLC
COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.
COLUMBIA RIVERSIDE, INC.
CONROE HOSPITAL CORPORATION
DUBLIN COMMUNITY HOSPITAL, LLC
EP HEALTH, LLC
FAIRVIEW PARK, LIMITED PARTNERSHIP
GENERAL HEALTHSERV, LLC
HCA CENTRAL GROUP, INC.

HD&S CORP. SUCCESSOR, INC.
HSS HOLDCO, LLC
HSS SYSTEMS VA, LLC
INTEGRATED REGIONAL LAB, LLC
LEWIS-GALE HOSPITAL, INCORPORATED
MANAGEMENT SERVICES HOLDINGS, INC.
MCA INVESTMENT COMPANY
NOTAMI HOSPITALS OF LOUISIANA, INC.
NOTAMI HOSPITALS, LLC
RIO GRANDE REGIONAL HOSPITAL, INC.
SAMARITAN, LLC
SAN JOSE MEDICAL CENTER, LLC
SAN JOSE, LLC
SJMC, LLC
SUNBELT REGIONAL MEDICAL CENTER, INC.
TERRE HAUTE HOSPITAL GP, INC.
TERRE HAUTE HOSPITAL HOLDINGS, INC.
UTAH MEDCO, LLC
VH HOLDCO, INC.
VH HOLDINGS, INC.
WHMC, INC.
MIDWEST HOLDINGS, INC.
REDMOND PHYSICIAN PRACTICE COMPANY
WOMAN’S HOSPITAL OF TEXAS, INCORPORATED
HEALTHTRUST MOB, LLC
HOSPITAL CORPORATION OF NORTH CAROLINA
NEW ROSE HOLDING COMPANY, INC.
ENCINO HOSPITAL CORPORATION, INC.
MIDWEST DIVISION — PFC, LLC
COLUMBINE PSYCHIATRIC CENTER, INC.
LAKELAND MEDICAL CENTER, LLC
GOPPERT-TRINITY FAMILY CARE, LLC
SURGICARE OF RIVERSIDE, LLC
W & C HOSPITAL, INC.
COLUMBUS CARDIOLOGY, INC.
COLORADO HEALTH SYSTEMS, INC.
WESTERN PLAINS CAPITAL, INC.